UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WESTLAKE CHEMICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2017

To the Stockholders:

The annual meeting of stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) will be held at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on Friday, May 19, 2017 at 9:00 a.m. local time for the following purposes:

(1)	To elect the two members of the Board of Directors named in this Proxy Statement for the terms described in the Proxy Statement;

(2)	To hold an advisory vote on named executive officer compensation;

(3)	To hold an advisory vote on the frequency of the advisory vote on named executive officer compensation;

(4)	To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to fifteen directors;

(5)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(6)	To amend and restate the 2013 Omnibus Incentive Plan to add an annual limit on compensation to non-employee directors and to re-approve the performance goals under such Plan; and

(7)	To act upon any other matters that may properly come before the annual meeting.

The Board of Directors has fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

We are using the Securities and Exchange Commission’s Notice and Access proxy rule, instead of mailing a printed set of materials to each stockholder. On [●], we mailed to stockholders of record a Notice Regarding the Availability of Proxy Materials, with instructions on how to access the Company’s proxy materials via the Internet (or to request a printed copy) and how to vote online, by telephone or in person at the annual meeting.

All stockholders are requested to be present in person or by proxy. Please vote your proxy whether or not you plan to attend the annual meeting. You can vote your proxy either by the Internet, telephone or by requesting a printed copy of the materials and returning the proxy card enclosed with the printed materials in the envelope furnished for that purpose. Any stockholder may revoke a proxy for any reason and at any time before it is voted at the annual meeting.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Your cooperation is appreciated as a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

L. Benjamin Ederington

Vice President, General Counsel,

Chief Administrative Officer and Secretary

Dated: [●]

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2017:

This Proxy Statement, our annual report to stockholders and other proxy materials are available on the Internet at www.proxyvote.com and at www.westlake.com/proxy2017.

WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on May 19, 2017

GENERAL MATTERS

This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) on or about [●] in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders to be held on Friday, May 19, 2017 at 9:00 a.m. local time at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, and any adjournment of the annual meeting.

The following matters will be acted upon at the annual meeting:

(1)	To elect the two members of the Board of Directors named in this Proxy Statement for the terms described in the Proxy Statement;

(2)	To hold an advisory vote on named executive officer compensation;

(3)	To hold an advisory vote on the frequency of the advisory vote on named executive officer compensation;

(4)	To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to fifteen directors;

(5)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(6)	To amend and restate the 2013 Omnibus Incentive Plan to add an annual limit on compensation to non-employee directors and to re-approve the performance goals under such Plan; and

(7)	To act upon any other matters that may properly come before the annual meeting.

Our Board of Directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

All shares represented by validly authorized proxies will be voted in accordance with the instructions contained in the proxies. The Board of Directors recommends a vote:

(1)	FOR the nominees for director listed in these materials and on the proxy;

(2)	FOR the approval of the nonbinding resolution on named executive officer compensation;

(3)	FOR the approval of holding the advisory vote on the frequency of the advisory vote on named executive officer compensation every three years;

(4)	FOR the approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to fifteen directors;

(5)	FOR the ratification of the appointment of the Company’s independent registered public accounting firm; and

(6)	FOR the approval to amend and restate the 2013 Omnibus Incentive Plan to add an annual limit on compensation to non-employee directors and to re-approve the performance goals under such Plan.

In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A stockholder giving a proxy has the power to revoke it at any time before it is voted at the annual meeting by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the annual meeting.

Only stockholders of record at the close of business on March 20, 2017, also referred to as the record date, will be entitled to vote at the annual meeting. At the close of business on the record date, there were [●] shares of common stock, par value $0.01 per share, outstanding, which represent all of the voting securities of the Company. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights in the election of directors.

A majority of the common stock entitled to vote at the annual meeting, present either in person or by proxy, will constitute a quorum. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present at the meeting. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” Under the rules of the New York Stock Exchange, certain matters, such as the election of directors, the advisory vote on named executive officer compensation, the advisory vote on the frequency of the advisory vote on named executive officer compensation, the vote on the proposed amendment to the Amended and Restated Certificate of Incorporation and the vote on the proposed amendment and restatement of the 2013 Omnibus Incentive Plan are not considered “routine” matters and, therefore, your broker will not have the discretionary authority to vote your shares on that matter if you have not given your broker specific instructions as to how to vote. Please be sure to give specific instructions to your broker.

Directors are elected by a plurality of the votes cast at the annual meeting, either in person or by proxy. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote.

An affirmative vote of a majority of the outstanding shares of the Company’s common stock, either in person or by proxy, is required for the approval of the proposal to amend the Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to fifteen directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

An affirmative vote of a majority of the votes cast at the annual meeting, either in person or by proxy, is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Abstentions on the proposal to ratify the appointment of PricewaterhouseCoopers LLP will not be included in the total of votes cast and will not affect the outcome of the vote.

An affirmative vote of a majority of the votes cast on each such proposal at the annual meeting, either in person or by proxy, will be required to approve the amendment and restatement of the 2013 Omnibus Incentive Plan and the nonbinding advisory votes on named executive officer compensation and the frequency of the nonbinding advisory vote on named executive officer compensation. Abstentions and broker non-votes on such proposals will not affect the outcome of the vote.

If your shares are held through a bank, broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, the Company has asked your bank or broker to forward copies of the materials to you and to request your authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Company in connection with the solicitation of votes for the annual meeting. The Company has engaged Broadridge Financial Solutions, Inc. to tabulate voting results.

INFORMATION REGARDING THE BOARD OF DIRECTORS

INDEPENDENCE OF DIRECTORS

As of March 20, 2017, TTWF LP, our principal stockholder, owned [●]% of the outstanding common stock of the Company. Under the corporate governance rules of the New York Stock Exchange, we are considered to be controlled by TTWF LP. As a controlled company, we are eligible for exemptions from provisions of the New York Stock Exchange’s rules requiring a majority of independent directors, nominating and governance and compensation committees composed entirely of independent directors and written nominating and governance and compensation committee charters addressing specified matters. We have elected to take advantage of certain of these exemptions. In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after the specified transition periods.

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Robert T. Blakely, Michael J. Graff, Max L. Lukens, R. Bruce Northcutt and H. John Riley, Jr. are independent from our management, as “independence” is defined by the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange. This means that none of these directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us and that none of the express disqualifications contained in the New York Stock Exchange rules applies to any of them. In making its independence determinations, the Board of Directors considered the fact that, while such relationship does not preclude independence under the New York Stock Exchange rules, Mr. Graff is an executive officer of a company with which Westlake conducts business in the ordinary course.

EXECUTIVE SESSIONS

The Company’s governance guidelines require that non-management directors meet at regularly scheduled executive sessions without management. At these meetings of non-management directors, the non-management directors have decided that the non-management director that presides over the meeting will rotate among the non-management directors.

Since one of the non-management directors is not independent, the Company’s governance guidelines require that the independent directors meet at least once a year. At these meetings of independent directors, the independent directors have decided that the independent director that presides over the meeting will rotate among the independent directors.

Stockholders and other interested parties may communicate with the non-management directors or the independent directors in the manner described under “Communications with Directors” below.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee

The Audit Committee of the Board of Directors is currently comprised of Robert T. Blakely (chairman), Michael J. Graff, Max L. Lukens, R. Bruce Northcutt and H. John Riley, Jr. All current Audit Committee members are “independent” as defined by the listing standards of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934. The board has determined that each of Messrs. Blakely, Graff, Lukens, Northcutt and Riley is an “audit committee financial expert” as that term is defined by SEC regulations. The primary functions of the Audit Committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm’s quarterly reviews of our interim financial statements, to review the planning and results of the annual audit with our independent registered public accounting firm, and to have oversight of financial risks. This Committee held seven meetings in 2016. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is publicly available on our website at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Compensation Committee

The Compensation Committee of the Board of Directors is currently comprised of R. Bruce Northcutt (chairman), Robert T. Blakely, Albert Chao, James Chao, Michael J. Graff, Dorothy C. Jenkins, Max L. Lukens and H. John Riley, Jr. (i.e., all of the members of the Board of Directors). Since Westlake is considered to be controlled by a principal stockholder under New York Stock Exchange rules, all Compensation Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. Albert Chao, James Chao and Ms. Jenkins are not “independent” as defined by those listing standards. The Compensation Committee’s primary functions include overseeing our executive compensation, director compensation and equity and performance incentive compensation plans and policies. This Committee held five meetings in 2016. The Compensation Committee has adopted a written charter. The Compensation Committee charter is publicly available on our website at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of H. John Riley, Jr. (chairman), Robert T. Blakely, Albert Chao, James Chao, Michael J. Graff, Dorothy C. Jenkins, Max L. Lukens and R. Bruce Northcutt (i.e., all of the members of the Board of Directors). Since Westlake is considered to be controlled by a principal stockholder under New York Stock Exchange rules, all Nominating and Governance Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. Albert Chao, James Chao and Ms. Jenkins are not “independent” as defined by those listing standards. The Nominating and Governance Committee’s primary functions are (1) to identify individuals qualified to become directors of the Company, (2) to recommend to the Board of Directors director candidates to fill vacancies on the Board of Directors and to stand for election by the stockholders at the annual meeting of stockholders, (3) to recommend committee assignments for directors, (4) to monitor and annually assess the performance of the Board of Directors and its committees, and (5) to develop and recommend to the Board of Directors appropriate corporate governance policies, practices and procedures for the Company. In assessing the qualifications of prospective nominees to serve as directors, this Committee will consider, in addition to any criteria set forth in the Bylaws of the Company, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective director, and commitment to acting in the best interests of the Company and its stockholders. This Committee held four meetings in 2016. The Nominating and Governance Committee has the authority to retain an executive search firm as needed to identify director candidates. The Nominating and Governance Committee has adopted a written charter. The charter is publicly available on our website at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Nominating and Governance Committee will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Nominating and Governance Committee, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. Recommendations for potential nominees may come from any source, including members of the Board of Directors, stockholders, self-recommendations or search firms. All persons recommended for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation. The Nominating and Governance Committee takes diversity, broadly defined to include gender, ethnicity, national origin, geographic location, expertise and level and type of career experience, into account in evaluating the qualifications of prospective nominees to the Board.

BOARD LEADERSHIP STRUCTURE

We have separated the positions of chairman of the board and chief executive officer. Mr. James Chao serves as our Chairman of the Board and Mr. Albert Chao serves as our Chief Executive Officer. Our Board has concluded that balance and varying experience and judgment are added to the leadership of the Board by having these two positions filled by different persons.

Mr. James Chao, our Chairman of the Board, is not independent from our management, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the New York Stock Exchange. Our independent directors meet at least once a year. At these meetings, the independent director that presides over the meeting rotates among the independent directors. See “Information Regarding Board of Directors—Executive Sessions.” We believe that this leadership structure is appropriate because we are controlled by TTWF LP, our principal stockholder.

BOARD ROLE IN CORPORATE RISK OVERSIGHT

The Board of Directors has formed a Corporate Risk Committee of our Board of Directors, which is currently comprised of Michael J. Graff (chairman), Robert T. Blakely, Albert Chao, James Chao, Dorothy C. Jenkins, Max L. Lukens, R. Bruce Northcutt and H. John Riley, Jr. (i.e., all of the members of the Board of Directors). This Committee assists the Board in overseeing overall risks inherent in the operations of the Company and the control processes with respect to those risks. Among other things, this Committee reviews the risk-management structure of the Company and reviews management’s identification and assessment of significant risks and its plans to control those risks. The Corporate Risk Committee also reviews management’s systems as they relate to enterprise-wide risks posed by the Company’s physical assets and operating processes and addresses the findings of regulatory agencies concerning the Company’s physical assets and operations. This Committee held four meetings in 2016.

As previously described, our Board’s Audit Committee retains responsibility for oversight of financial risks, including integrity of financial statements, internal controls, derivatives transactions, loan covenant compliance, credit, liquidity, insurance and similar areas. Further, our Board’s Compensation Committee retains responsibility for oversight of compensation and personnel practices, including succession planning and management development. Finally, our Board of Directors retains ultimate responsibility for corporate risk oversight as a whole as well as responsibility for oversight of specific risks not assigned to the Board’s committees. As requested from time to time by the Board and its committees, members of our senior management present reports to the Board and the committees on the risks that we face.

COMPENSATION-RELATED RISK

The Company regularly assesses risks related to its compensation program, including its executive compensation program, and does not believe that the risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Management reports to the Compensation Committee and the Corporate Risk Committee regarding factors that could mitigate or encourage excessive risk-taking in reference to the compensation practices of the Company. In addition, the Compensation Committee has independently engaged Willis Towers Watson as its compensation consultant to provide regular reports to the Committee regarding best practices, risk factors, program design and related matters. The Compensation Committee also considered the attributes of the Company’s programs, including:

•	The mix of compensation types with an emphasis on performance-based programs,

•	The array of performance metrics to be used in the programs and their alignment with business goals and objectives,

•	The mix of vesting schedules for long-term incentives to help ensure the recognition and retention of talent and returning value to stockholders, and

•	The Company’s stock ownership, pledging and anti-hedging policy for directors, executive officers and certain other officers and employees, which requires such persons to retain 50% of any vested restricted stock and shares of common stock of the Company acquired through the vesting of restricted stock unit awards, net of shares used to pay applicable taxes, until the total value of such retained stock reaches five times the annual base salary for Messrs. Albert Chao and James Chao, three times the annual base salary for other officers (including Messrs. Bates, Bender and Buesinger) and three times the annual cash retainer for directors, or until such person’s employment or service, as the case may be, with the Company terminates. This policy also prohibits our directors and executives from shorting or hedging our securities, and requires directors and executives to provide notice prior to pledging our securities. None of our directors or executives currently pledges any of our securities.

CORPORATE GOVERNANCE

We have a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, a Code of Conduct that applies to all directors, officers and employees and Principles of Corporate Governance. You can find the above-referenced documents by visiting our website at: http://www.westlake.com under “Investor Relations—Corporate Governance.” We will post on our website any amendments to such documents as well as any waivers that are required to be disclosed by the rules of either the SEC or the New York Stock Exchange.

COMMUNICATIONS WITH DIRECTORS

Any interested party is welcome to communicate with any one or all of our directors by writing to the director or directors, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. The Corporate Secretary will forward these communications to the addressee. If any interested party would like to communicate with the non-management directors or independent directors as a group, the interested party should address such communication as follows: Non-management Directors or Independent Directors (as applicable), c/o Corporate Secretary, Westlake Chemical Corporation, 2801 Post Oak Blvd., Houston, Texas 77056. Upon receipt, Westlake’s Corporate Secretary will forward the communication, unopened, to one of the non-management directors or independent directors, as applicable. Such director will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management directors or independent directors, as applicable, and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

MEETING ATTENDANCE

The Board of Directors held twenty-six meetings in 2016. During 2016, all of our directors attended at least 75% of the total number of meetings of the Board of Directors and any committee on which he or she served during the periods that he or she served. Westlake encourages its directors to attend the annual meeting of stockholders. All eight of our directors attended our annual meeting of stockholders in 2016.

COMPENSATION OF DIRECTORS

Directors who are also full-time officers or employees of Westlake receive no additional compensation for serving as directors. In 2016, all other directors who served for the whole year received an annual cash retainer of $100,000. The Audit Committee chairman received an additional annual retainer of $20,000, the Compensation Committee chairman received an additional annual retainer of $15,000, the Nominating and Governance Committee chairman received an additional annual retainer of $10,000 and the Corporate Risk Committee chairman received an additional annual retainer of $10,000. Under the 2013 Omnibus Incentive Plan (the “2013 Plan”), the Board of Directors, effective August 17, 2016, authorized the issuance of 2,490 restricted stock units to each non-management director. These restricted stock units will vest in three equal installments on August 17, 2017, 2018 and 2019, subject to the grantee’s continuous position as a director of Westlake as of the applicable vesting date. Each such restricted stock unit represents a contingent right to receive one share of Westlake’s common stock at vesting. The Board of Directors also authorized a one-time payment of $25,000 and a one-time grant of 519 restricted stock units (with the same terms as the other restricted stock units described above) to each non-management director in recognition of the significant number of additional meetings that the Board of Directors held in 2016 due to the acquisition of Axiall Corporation.

The following table sets forth a summary of the compensation earned or paid to our non-management directors in 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Robert T. Blakely	143,125	145,000	0	2,872	290,997
Michael J. Graff	135,000	145,000	0	2,872	282,872
Dorothy C. Jenkins	125,000	145,000	0	2,872	272,872
Max L. Lukens	125,000	145,000	0	2,872	272,872
R. Bruce Northcutt	140,000	145,000	0	2,872	287,872
H. John Riley, Jr.	135,000	145,000	0	2,872	282,872

(1)	These amounts represent the grant date fair value of the restricted stock units granted to our directors in 2016, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of the related valuation assumptions, please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, 2016, Mr. Blakely, Mr. Graff, Ms. Jenkins, Mr. Lukens, Mr. Northcutt and Mr. Riley each had 4,572 unvested restricted stock units.
(2)	As of December 31, 2016, Ms. Jenkins had outstanding options to purchase 18,590 shares of common stock.
(3)	All Other Compensation amounts represent dividend equivalent payments with respect to restricted stock units that were paid to the directors before the vesting of the restricted stock units.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors constituting the Board of Directors, with each class to serve for a term of three years. The following nominees, each of whom is an incumbent Class I director and was nominated by our Nominating and Governance Committee, are proposed for election in Class I, to serve until the annual meeting of stockholders in 2020, or until their successors are elected and qualified:

•	Dorothy C. Jenkins

•	Max L. Lukens

Unless instructed otherwise, the proxies will be voted for the election of the two nominees named above. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Dorothy C. Jenkins (age 71). Ms. Jenkins has been a director since June 2003. For the past five years, Ms. Jenkins has managed her personal investments. She is also a member of the board of various civic and charitable organizations including Wellesley College. Ms. Jenkins is the sister of James Chao and Albert Chao. She is a graduate of Wellesley College and holds a B.A. in Mathematics.

The Board has concluded that Ms. Jenkins should serve as a director of the Company based primarily on her experience on the boards of charitable and community organizations and her position as a member of the Chao family, which controls TTWF LP, our principal stockholder.

Max L. Lukens (age 68). Mr. Lukens has been a director since August 2004. Since May 2006, Mr. Lukens has managed his personal investments. Mr. Lukens served as President and Chief Executive Officer of Stewart & Stevenson

Services, Inc. until May 2006 and prior to that served as its Chairman of the Board from December 2002 to March 2004, and Interim Chief Executive Officer and President from September 2003 to March 2004. He was also previously employed by Baker Hughes Incorporated from 1981 to January 2000, where he served as Baker Hughes’ Chairman of the Board, President and Chief Executive Officer from 1997 to January 2000. He also served as a director of The Pep Boys—Manny, Moe & Jack from August 2006 until October 2007 and again from June 2009 until September 2011. He was also Chairman of the Board of that company from June 2009 until he resigned in September 2011. Mr. Lukens was a director of Blount International, Inc. from July 2015 until it was acquired in April 2016. Mr. Lukens was a Certified Public Accountant with Deloitte Haskins & Sells for 10 years and received both his B.S. and M.B.A. degrees from Miami University.

The Board has concluded that Mr. Lukens should serve as a director of the Company based primarily on his long experience as a chief executive officer of public companies, as well as his service on the boards of other public companies and his earlier career as a certified public accountant.

Class II Directors Serving Until 2018

James Chao (age 69). Mr. Chao has been our Chairman of the Board since July 2004 and became a director in June 2003. From May 1996 to July 2004, he served as our Vice Chairman. Mr. Chao also has responsibility for the oversight of our Vinyls business. Mr. Chao has over 45 years of global experience in the chemical industry. From June 2003 until November 2010, Mr. Chao was the executive chairman of Titan Chemicals Corp. Bhd. Prior to that he served as Titan’s Managing Director. He has served as a Special Assistant to the Chairman of China General Plastics Group and worked in various financial, managerial and technical positions at Mattel Incorporated, Developmental Bank of Singapore, Singapore Gulf Plastics Pte. Ltd. and Gulf Oil Corporation. Mr. Chao, along with his brother Albert Chao, assisted their father T.T. Chao in founding Westlake. Mr. Chao is on the board of Baylor College of Medicine and KIPP (Knowledge is Power Program). Mr. Chao received his B.S. degree from Massachusetts Institute of Technology and an M.B.A. from Columbia University.

The Board has concluded that Mr. James Chao should serve as a director of the Company based primarily on his long experience in the global chemicals and plastics industries and his lengthy tenure as a senior officer of the Company. Mr. Chao also brings important perspectives to our board as a member of the Chao family, which controls TTWF LP, our principal stockholder.

R. Bruce Northcutt (age 57). Mr. Northcutt has been a director since May 2013. Mr. Northcutt has been a partner of Navitas Midstream Partners, LLC since November 2013 and the Chairman of the Board, Chief Executive Officer and President of its manager, Navitas Midstream Management, LLC, since May 2014. Mr. Northcutt was the President and Chief Executive Officer and a director of Copano Energy, L.L.C. until its acquisition by Kinder Morgan Energy Partners, L.P. in May 2013. Mr. Northcutt had also served as Copano’s President and Chief Operating Officer from April 2003 until November 2009. Mr. Northcutt served as President of El Paso Global Networks Company from November 2001 until April 2003; Managing Director of El Paso Global Networks Company from April 1999 until November 2001 and Vice President, Business Development, of El Paso Gas Services Company from January 1998 until April 1999. From 1988 until 1998, Mr. Northcutt held positions with various levels of responsibility at El Paso Energy and its predecessor, Tenneco Energy, including supervision of pipeline supply and marketing as well as regulatory functions. He began his career with Tenneco Oil Exploration and Production in 1982, working in the areas of drilling and production engineering. Mr. Northcutt holds a Bachelor of Science degree in Petroleum Engineering from Texas Tech University and is a Registered Professional Engineer on inactive status in the State of Texas.

The Board has concluded that Mr. Northcutt should serve as a director of the Company based primarily on his extensive experience in the energy industry and his experience as a chief executive officer.

H. John Riley, Jr. (age 76). Mr. Riley has been a director since November 2007. Mr. Riley served as Chairman of the Board of Directors of Cooper Industries, Ltd., from May 1996 until February 2006 and served as its Chief Executive Officer from September 1995 to May 2005. He was President of Cooper Industries, Ltd. from 1992 to 2004, its Chief Operating Officer from 1992 to 1995 and its Executive Vice President, Operations from 1982 to 1992. He was associated with Cooper Industries, Ltd. for more than 40 years. In addition, from 1997 to May 2013 he served as a director of Baker Hughes Incorporated and, from 1998 to May 2014, he served as a director of Allstate Corporation. He currently serves as a director of Post Oak Bank, N.A., a private bank. He is a trustee of the Museum of Fine Arts in Houston and a trustee of Syracuse University. Mr. Riley holds a B.S. in Industrial Engineering from Syracuse University. He also completed the Harvard University Advanced Management Program.

The Board has concluded that Mr. Riley should serve as a director of the Company based primarily on his long experience as a senior officer, including chief executive officer, of a public company engaged in manufacturing.

Class III Directors Serving Until 2019

Robert T. Blakely (age 75). Mr. Blakely has been a director since August 2004. Mr. Blakely served as Chief Financial Officer of the Federal National Mortgage Association (Fannie Mae) from January 2006 until August 2007. He served as Fannie Mae’s Executive Vice President from January 2006 until January 2008. His prior positions include: Executive Vice President and Chief Financial Officer of MCI, Inc. from April 2003 to January 2006; President of Performance Enhancement Group, Ltd. from July 2002 to April 2003; Executive Vice President and Chief Financial Officer of Lyondell Chemical Company from November 1999 to June 2002; Executive Vice President of Tenneco Inc. from 1996 to November 1999 and Chief Financial Officer from 1981 to November 1999; and Managing Director of Morgan Stanley & Co. from 1980 to 1981 and an employee from 1970. He has served on the Board of Directors of Natural Resource Partners L.P. from January 2003 to the present, the Board of Directors of Greenhill & Co., Inc. from April 2009 to the present and the Board of Directors of Ally Financial (formerly GMAC Inc.) from May 2009 to the present. He is a trustee emeritus of Cornell University. From 2007 to late 2012, he served as a Trustee of the Financial Accounting Foundation. He is also a director of the Episcopal Health Foundation and the Baylor St. Luke’s Medical Center. He holds a B.M.E. degree in mechanical engineering and an M.B.A. in business administration from Cornell University and a Ph.D. from the Massachusetts Institute of Technology.

The Board has concluded that Mr. Blakely should serve as a director of the Company based primarily on his long experience as a corporate executive of public companies, his prior tenure as a senior officer of a company in the chemicals industry, his service as the chief financial officer of several public companies and his broad background in the field of financial accounting.

Albert Chao (age 67). Mr. Chao has been our President since May 1996 and a director since June 2003. Mr. Chao became our Chief Executive Officer in July 2004. Mr. Chao has over 40 years of global experience in the chemical industry. In 1985, Mr. Chao assisted his father, T.T. Chao, and his brother, James Chao, in founding Westlake, where he served as Executive Vice President until he succeeded James Chao as President. He has held positions in the Controller’s Group of Mobil Oil Corporation, in the Technical Department of Hercules Incorporated, in the Plastics Group of Gulf Oil Corporation and has served as Assistant to the Chairman of China General Plastics Group and Deputy Managing Director of a plastics fabrication business in Singapore. Mr. Chao is a trustee of Rice University. Mr. Chao received a bachelor’s degree from Brandeis University and an M.B.A. from Columbia University.

The Board has concluded that Mr. Albert Chao should serve as a director of the Company based primarily on his long experience in the global chemicals and plastics industries and his lengthy tenure as a senior officer of the Company. Mr. Chao also brings important perspectives to our Board from his position as a member of the Chao family, which controls TTWF LP, our principal stockholder.

Michael J. Graff (age 61). Mr. Graff has been a director since May 2013. Mr. Graff is Chairman and Chief Executive Officer of American Air Liquide Holdings, Inc. and a Senior Vice President of the Air Liquide Group with responsibility for the Americas, Safety and Industrial Systems Worldwide and is Chairman of the Electronics World Business Line. Mr. Graff joined Air Liquide as President and CEO of Air Liquide USA LLC in April 2007. In January 2009, he took on additional responsibilities and was named President and CEO of American Air Liquide Holdings, Inc. In May 2009, Mr. Graff was named a Corporate Vice President of Air Liquide S.A. and member of the Executive Committee of the Air Liquide Group with responsibilities for North America and Safety and Industrial Systems Worldwide. In January 2010, Mr. Graff’s responsibilities were expanded to include responsibility for all of Air Liquide’s operations in the Western hemisphere (Americas). In April 2012, Mr. Graff’s responsibilities were expanded to include oversight of Air Liquide’s electronic business worldwide and he was named Chairman of the Electronics World Business Line. In January 2013 Mr. Graff was named a Senior Vice Present of the Air Liquide Group and in April 2013 he was named Chairman of American Air Liquide Holdings, Inc. Prior to joining Air Liquide, Mr. Graff began his career with Amoco Corporation and then worked for BP plc, where he last served as President and Chief Executive Officer of BP Polymers Americas from 2001 to 2004. Mr. Graff served as a director of The Lubrizol Corporation from 2009 until it was acquired by Berkshire Hathaway Inc. in 2011. Mr. Graff serves on the Board and the Executive Committee of the American Chemistry Council, the Board of the National Association of Manufacturers and the Board of the U.S. Chamber of Commerce. He is also the Chairman of the Society for Chemical Industries and a principal of the American Energy Innovation Council. Mr. Graff serves on the Board and Executive Committee of Children at Risk. He is also a member of the Greater Houston Partnership and a member of the Energy Forum of the Baker Institute at Rice University and serves on the Board of Trustees of the Illinois Institute of Technology. Mr. Graff holds an M.S. in Chemical Engineering from Purdue University, a B.S. in Chemical Engineering from the Illinois Institute of Technology, has studied business at the University of Chicago and has completed executive management programs at the Wharton School of the University of Pennsylvania, the University of Cambridge and the Stanford University Law School.

The Board has concluded that Mr. Graff should serve as a director of the Company based primarily on his extensive experience in the energy, chemicals and polymers industries and his experience as a chief executive officer.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table lists information about the number of shares of common stock beneficially owned by each director and each named executive officer listed in the summary compensation table included later in this Proxy Statement, and all of our directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days.

All information in the table is as of March 1, 2017 and is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock (1)
Directors and Named Executive Officers	Direct (2)	Other	Percent of Class
Simon Bates	14,930	0	*
M. Steven Bender	178,239	0	*
Robert T. Blakely	14,104	0	*
Robert F. Buesinger	18,973	0	*
Albert Chao	945,260	92,010,554 (3)	72%
James Chao	233,533	92,010,554 (3)	71.5%
Michael J. Graff	3,077	0	*
Dorothy C. Jenkins	59,865	92,010,554 (3)	71.4%
Max L. Lukens	18,875	0	*
R. Bruce Northcutt	3,077	0	*
H. John Riley, Jr.	20,689	0	*
All directors and executive officers as a group (16 persons, including those listed above)	1,598,098	92,010,554 (3)	72.5%

*	Less than 1% of the outstanding shares of common stock.
(1)	None of the shares beneficially owned by our directors or executive officers are pledged as security.
(2)	The amounts include shares of common stock that may be acquired within 60 days from March 1, 2017 through the exercise of options held by Mr. Bender (107,996), Mr. Buesinger (9,664), Mr. Albert Chao (671,242), Mr. James Chao (114,564), Ms. Jenkins (18,590), and all directors and executive officers as a group (976,342). Mr. Blakely, Mr. Riley, Mr. Lukens, Mr. Graff and Mr. Northcutt do not hold any options.
(3)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao. James Chao, Dorothy C. Jenkins, Albert Chao, TTWF LP and TTWFGP LLC share voting and dispositive power with respect to the shares of our common stock beneficially owned by TTWF LP. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 92,010,554 shares held by TTWF LP except to the extent of their respective pecuniary interest therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth each person known to Westlake who is the beneficial owner of 5% or more of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
TTWF LP (1)	92,010,554	71.3%
2801 Post Oak Boulevard
Houston, Texas 77056

(1)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 92,010,554 shares of our common stock. As of March 1, 2017, James Chao had sole voting power and sole dispositive power over 233,533 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Dorothy C. Jenkins had sole voting power and sole dispositive power over 59,865 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Albert Chao had sole voting power and sole dispositive power over 945,260 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 92,010,554 shares of our common stock held by TTWF LP except to the extent of their respective pecuniary interest therein.

COMPENSATION DISCUSSION AND ANALYSIS

A discussion and analysis of the Company’s executive compensation philosophy, objectives and underlying program is presented below. This discussion includes a review of the following:

•	Compensation Committee Oversight

•	External Advisors

•	The Deliberative Process

•	Compensation Philosophy and Program Objectives

•	Elements of the Program

•	Prior Votes on Executive Compensation

•	Establishing Compensation Levels

•	Post-Employment Programs

•	Employment Agreements; Severance and Change-in-Control Arrangements

•	Deferred Compensation Programs

Compensation Committee Oversight

The Board of Directors has established a Compensation Committee (the “Committee”) to review and provide oversight of the compensation programs of the Company and the compensation of the Principal Executive Officer (the “PEO”), the other officers named in the Summary Compensation Table (together with the PEO, the “Named Executive Officers” or the “NEOs”) and other employees designated as executive officers of the Company (collectively, the “Executives”).

Since Westlake is considered to be controlled by its principal stockholder under New York Stock Exchange rules, all Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. The Committee is currently composed of five independent board members, one of whom serves as the Committee’s chair, and three non-independent members of the Board, one of whom is the PEO, one of whom is the Chairman of the Board and the last of whom is the sister of the PEO and the Chairman of the Board.

The Committee operates under the provisions of a charter and meets periodically throughout the year. The Committee’s duties include the following:

•	reviewing and approving the corporate goals and objectives relevant to the PEO’s compensation annually, evaluating the PEO’s performance in light of the goals and objectives and determining the PEO’s compensation level based upon the performance evaluation and other relevant factors;

•	reviewing and approving the PEO’s assessment of, and compensation recommendations for, the NEOs and other Executives;

•	administering and making recommendations to the Board with respect to the design of the Company’s incentive compensation plans, equity-based plans and other compensation and benefit plans and the issuance of stock and other awards under these plans;

•	reviewing and making recommendations to the Board with respect to the fees and other compensation received by directors and board committee members;

•	reviewing matters related to the succession plan for the PEO and other Executives;

•	reviewing and approving employment agreements for Executives and change-in-control protection offered to non-Executive employees of the Company, if any; and

•	producing a compensation committee report to be included in the annual proxy statement of the Company as required by applicable rules and regulations.

External Advisors

To assist the Committee in respect of its oversight responsibilities, the Committee periodically utilizes the services of independent third-party compensation consultants to conduct compensation surveys and determine compensation trends, analyze and assess the Company’s compensation systems and programs, review current legal, accounting and administrative matters associated with executive compensation and offer opinions as to the effectiveness and competitiveness of the program. For 2016, the Committee directly engaged the services of Willis Towers Watson as a compensation consultant to advise the Committee on executive compensation matters. Willis Towers Watson assists the Committee by providing updated comparative market data on compensation programs and practices of peer competitors, the broader-based chemical industry and general industry. Willis Towers Watson also assists the Company with general compensation consultation regarding employees other than the NEOs. In 2016, the Company paid Willis Towers Watson approximately $157,000 for executive compensation advisory services and approximately $400,000 for other consulting services (primarily related to acquisition due diligence and integration services in connection with the acquisition of Axiall Corporation). The decision to engage Willis Towers Watson for the non-executive compensation consulting services was determined by management and approved by the Committee. In February 2017, the Committee assessed whether the work of Willis Towers Watson for the Company during 2016 raised any conflict of interest and concluded that no conflict of interest exists.

The Deliberative Process

In establishing target executive compensation, the Committee has selected a set of peer group companies (the “Peer Group”) that is used as one of the means in helping to establish executive compensation targets. The companies that comprise the Peer Group are selected annually from among companies within the chemical industry of relative comparable size to Westlake, with executive positions of similar scope and responsibility and from among companies with which Westlake may compete for executive talent. The following companies make up the Peer Group as adopted by the Committee in 2016:

Air Products and Chemicals, Inc.	Huntsman Corporation
Albemarle Corporation	The Mosaic Company
Ashland Inc.	Olin Corporation
Axalta Coating Systems Ltd.	PolyOne Corporation
Celanese Corporation	Praxair, Inc.
CF Industries Holdings, Inc.	RPM International Inc.
The Chemours Company	The Sherwin-Williams Company
Eastman Chemical Company	Trinseo S.A.
FMC Corporation	The Valspar Corporation

As a result of changes in the Peer Group and in order to take into account the size and complexity of the Company’s organization (including as a result of the Company’s acquisition of Axiall Corporation), the Peer Group was adjusted in November 2016 by adding Axalta Coating Systems Ltd., The Chemours Company, Huntsman Corporation, Praxair, Inc. and The Sherwin-Williams Company to, and removing Axiall Corporation (which was acquired by the Company), Cabot Corporation, International Flavors & Fragrances and W.R. Grace & Co. from, the Peer Group. The Committee may add or replace companies in the Peer Group as warranted to reflect changes in the size, business profile and publicly-listed status of the companies in the Peer Group to help ensure that companies more comparable in size and business profile to the Company are included.

In addition to referring to the Peer Group, Willis Towers Watson utilizes survey data from its proprietary general industry and chemical industry databases, including, but not limited to, the Willis Towers Watson CDB Executive Survey as well as the Hay Group Chemicals Industry survey and other relevant market information, that compare the compensation of executives at numerous companies in similar positions as the NEOs (the “Market Survey”). The Market Survey is used in conjunction with the Peer Group data (collectively, the “Reference Points”) to help validate the market findings and more specifically establish market compensation rates for positions for which there are limited Peer Group data and/or for positions that are not industry-specific and for which the Company would need to recruit on a broader basis (for instance, Chief Financial Officer). Finally, in establishing the target executive compensation, the Committee takes a total compensation view to include base pay, cash bonuses and long-term incentive and equity awards, so that as long as the composite total compensation of an NEO is competitive with the Reference Points, individual components may fall below or above the median of the Reference Points. In conducting its surveys for the Reference Points, Willis Towers Watson reports directly to the Committee on each component and on a composite total compensation basis.

The Committee meets annually in February to specifically address the compensation of the PEO, other NEOs and other Executives. During this meeting, the Committee reviews the achievement of the Company’s goals and objectives, including the Company’s performance relative to its competitors within the commodity chemical industry, including those direct competitors within the Peer Group, and the Committee reviews the Reference Points as well as other relevant factors established by the Committee for the PEO and the factors established by the PEO in setting and approving the other NEOs’ compensation. During this annual review meeting, the PEO also presents his recommendations to the Committee regarding the compensation to be provided to the other NEOs and other Executives. The PEO and the Committee, after considering data from the Reference Points and other relevant factors, set the compensation for these Executives.

Compensation Philosophy and Program Objectives

The Company has designed and maintains a comprehensive executive compensation program as a means of:

•	attracting, rewarding and retaining top executive talent in support of the Company’s vision, mission and objectives;

•	maintaining market competitiveness with the Company’s peer group compensation programs and practices;

•	encouraging and rewarding the achievement of specific individual, business segment and corporate goals and objectives;

•	placing a significant portion of total compensation at risk through variable pay components, including upside potential where targeted objectives are exceeded, to promote management action to create added stockholder value;

•	aligning management interests with the interests of the stockholders; and

•	balancing short-term objectives with long-term strategic initiatives and thinking through the design of both short-term and long-term pay programs.

Elements of the Program

The Company’s executive compensation program contains a combination of both short-term and long-term elements designed to reward and encourage near-term goal accomplishment as well as to reward and encourage long-term strategic thinking and actions that benefit the Company and its stockholders. These combined elements, in tandem with employee benefits and a limited number of perquisites, form the basis of Westlake’s total compensation system. These elements have been chosen as the compensation components designed to allow the Company to adhere to the above stated compensation philosophy and program objectives which include remaining “market competitive” with its peers in the chemical industry and the broader market for executive talent. Each element has been allocated in the total compensation package in an attempt to find a balance between short-term and long-term rewards as well as cash and non-cash forms of payment. Further, the total compensation program seeks to place a significant amount of pay “at risk” through the use of variable pay elements. The Committee has determined that based on the Reference Points and their broad corporate-wide responsibilities, the PEO and the Chairman, as compared with other NEOs, should receive a higher portion of their total compensation from “at risk” components given their ability to influence Company performance and the desire of the Committee to further incentivize the PEO’s and the Chairman’s ongoing efforts to create value for the stockholders. The relative difference in pay between the PEO and the Chairman primarily reflects the difference in job scope and responsibility between the two positions and is further validated by the Reference Points data, which show that the PEO is typically the highest paid position. The relationship in pay among the other NEOs is driven by variation in job scope and level of responsibility, the Reference Points data, individual performance, internal equity and other factors as determined by the Committee as appropriate.

Prior Votes on Executive Compensation

In approving the 2016 compensation of the NEOs, the Committee considered the results of the advisory vote on the say-on-pay proposal at the 2014 annual general meeting of stockholders, at which a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee did not change its executive compensation approach based on the vote. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs. At the 2011 annual meeting, a substantial majority of the votes cast on the advisory vote on the frequency of the say-on-pay proposal were voted in favor of holding that vote every three years.

Establishing Compensation Levels

On an annual basis as the Committee meets to set the target compensation for the PEO, other NEOs and other Executives, the Committee considers the responsibility and scope of the individual job assignments as well as the Executive’s job performance and achievements measured against a variety of goals and objectives. As a first step, the PEO provides his evaluation of each Executive based upon the achievement of goals and objectives unique to a business segment or a corporate assignment and an assessment of the Executive’s individual contribution and effort and a variety of managerial success factors. Next, the Committee may make its own assessment of each Executive based upon the interaction Committee members have had with the Executive throughout the year. Lastly, once the Committee considers all of these factors in tandem with the Reference Points, the Committee establishes the compensation target for each element of the total compensation program.

Base Pay—This element is the principal cash compensation component of the Company’s program and is designed to provide the Executive with a market-competitive minimum level of compensation. In setting base pay rates for 2016, the Committee considered the Reference Points, the scope and range of responsibility, accountability and business impact of the position as well as current economic conditions to aid it in evaluating and matching the positions with the market and setting fair-market competitive base pay targets. In setting base pay rates for Executives, the Committee has determined that, based on advice of its independent consultant, Willis Towers Watson, the base pay of the Executives can generally be considered as competitive if targeted to be within 90% to 110% of the 50th percentile of the market depending on the performance of the individual Executive, the magnitude of adjustments deemed necessary by the Committee to ensure retention of the Executive and the performance of the Company. The Committee also recognizes that market pricing is an inexact science and that base pay above or below that range may be required to meet market demand or to recognize individual performance or experience levels. The Committee does not set a specific fixed target percentage for any of the NEOs but generally works to set the base pay of each NEO to be within the range at its discretion based upon market and performance factors. Base pay is evaluated on an annual basis using then current market information, and the Committee may authorize an adjustment to:

•	ensure that the Executive’s current base pay is within the acceptable target level as determined by the Committee;

•	ensure internal equity;

•	recognize individual performance and contributions; or

•	recognize changes in responsibility or the scope of the Executive’s position.

For additional information on the salaries paid to the PEO and the other NEOs during 2016, see “Executive Compensation—2016 Summary Compensation Table.” In February 2017, the Committee set the base salaries for the NEOs as follows: $1,034,000 for Mr. Albert Chao, $818,000 for Mr. James Chao, $550,000 for Mr. Bender, $457,000 for Mr. Buesinger, and $425,000 for Mr. Bates (our former Vice President, Building Products who elected to leave the Company in March 2017). The salaries of Mr. Albert Chao, Mr. James Chao, Mr. Bender and Mr. Buesinger were increased from $985,000, $788,000, $525,000 and $409,000, respectively, after consideration of the Reference Points. The salary of Mr. Bates remained unchanged.

Cash Incentive Plans/Bonuses—For 2016, the PEO, other NEOs and other Executives were eligible to be considered to receive payments under the Company’s Annual Incentive Plan (“AIP”) and Quarterly Incentive Plan (“QIP”). The AIP is designed to conform to the provisions of the Westlake Chemical Corporation 2013 Omnibus Incentive Plan (the “2013 Plan”). The Committee administers the AIP with respect to the Executives, and the PEO (or any other Executive to whom the PEO may delegate such authority) administers the AIP with respect to other participants. Awards under the AIP are intended to qualify as “qualified performance awards” under the 2013 Plan that comply with the rules applicable to performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code. The bonus potential of the AIP and QIP plans has been designed to serve as a significant incentive for continuous improvement and to provide compensation opportunities that are competitive within the market with an emphasis on the Company’s peers within the chemical industry.

AIP. Under the terms of the AIP, a target bonus percentage is established by the Committee for the PEO, other NEOs and other Executives generally ranging from 30% to 100% of base pay (as of the end of the previous year) depending on the position, level and range of responsibility of the employee. The Committee uses the target bonuses as reference points but retains the discretion to award bonuses based on the specific factors described below with respect to individual NEOs. In establishing the target bonus, the Committee reviews the Reference Points with respect to the PEO and the PEO’s recommendations and the Reference Points with respect to the other NEOs. The Committee set the AIP target bonuses for 2016 and 2017 as follows (as a percentage of base pay):

	2016	2017
Mr. Albert Chao	100%	115%
Mr. James Chao	85%	95%
Mr. Bates (1)	N/A	N/A
Mr. Bender	65%	70%
Mr. Buesinger	55%	65%

(1)	Mr. Bates joined the Company in connection with the Axiall transaction in August 2016 and, as a result, the Company did not set an AIP target bonus for him for 2016. Furthermore, Mr. Bates elected to leave the Company in March 2017, and as a result, is not eligible for an AIP bonus for 2017.

No bonus payment is authorized under the AIP unless one of the performance goals established by the Committee for the performance period is satisfied. For 2016, the Committee approved the following threshold metrics for the AIP, any one of which must have been met in order to authorize bonus payments under the AIP for 2016:

1.	Total Shareholder Return (“TSR”)—the Company’s TSR relative to the Peer Group must be within the top two-thirds. For this purpose, TSR is defined as: (A) the average of the daily average stock price for the 90-day period ended on December 31, 2016, minus the average of the daily average stock price for the 90-day period ended on December 31, 2015, plus dividends paid, divided by (B) the average of the daily average stock price for the 90-day period ended on December 31, 2015.

2.	Return on Capital—Return on Capital must be equal to or greater than 33% of the weighted average cost of capital. For this purpose, “Return on Capital” is defined as net operating profit after tax of the Company on a consolidated basis, divided by capital employed.

3.	Budgeted SGA—the selling, general and administrative expenses (“SGA”) for 2016 must be equal to or less than $241 million.

In February 2017, the Committee reviewed the results of the Company with respect to these performance goals and certified that one of these three goals had been met for 2016, as follows:

1.	The Company’s TSR relative to the Peer Group was determined not to be within the top two-thirds.

2.	The Company’s Return on Capital employed was equal to approximately 12.3%, which was greater than 33% of the weighted average cost of capital.

3.	SGA expenses for 2016 were $295 million.

The Committee then reviewed the contributions and performance of the PEO and each of the other NEOs during 2016 and, in its discretion, awarded bonus payments under the AIP to the PEO and each of the other NEOs. Mr. Albert Chao was awarded a bonus payment equal to 260% of his target bonus and Mr. James Chao was awarded a bonus payment equal to 260% of his target bonus, in each case based on the continued strong earnings and performance of the Company in increasingly difficult market conditions and the achievement of several strategic projects, including the Axiall transaction. The Committee awarded Mr. Bender a bonus payment equal to 269% of his target bonus in consideration of his leadership role in maintaining a strong balance sheet and in connection with the previously mentioned strategic projects. The Committee awarded Mr. Buesinger a bonus payment equal to 256% of his target bonus based upon the financial performance and continued strong competitive position of the vinyls business, as well as the Axiall transaction. Mr. Bates joined the Company in connection with the Axiall transaction and, as a result, was not entitled to receive an AIP bonus for 2016 from the Company. Prior to the Axiall transaction, he previously received a bonus from Axiall for its 2016 performance.

In February 2017, the Committee approved a set of metrics substantially similar to those used for the 2016 AIP plan year, any one of which must be met in order to authorize bonus payments for the 2017 AIP plan year.

The cash bonus payments are typically made in March of each year.

QIP. The QIP is a short-term cash incentive designed for the general employee population including the NEOs and the other Executives and is paid to all eligible employees on a quarterly basis for the achievement of short-term operating goals for their respective departments, units or operations. For example, the targets in 2016 for an operating unit under either the olefins or the vinyls business segment included a variety of operational and commercial goals, including production and sales volumes, raw material usage and yields, as well as goals to limit or reduce safety and environmental incidents and to improve product quality. The QIP award for the NEOs with corporate assignments (Messrs. Albert Chao, James Chao and Bender) was based upon keeping operating expenses within budgeted amounts for the applicable corporate departments and a weighted average of the factors for each of the business segments. For 2016, there were dozens of these targets for each NEO, no single one of which was material. All of the goals are established and weighted by management and approved by the PEO at the beginning of each year and are measured each quarter to determine the level of goal achievement and the payment amount. Although the QIP results are measured and a payment is received each quarter, the QIP provides for a make-up provision at the end of the year so that if certain targets were not met in the previous quarters, but were met at the end of the year, the participants will be eligible to receive a make-up payment for having achieved the targets for the full year.

The goal-setting process includes the establishment of targets that seek to foster continuous improvement in all aspects of the Company’s operations and in any given year to focus on the most important elements facing the operations at the time. The targeted quarterly payment under these plans for 2016 for each of the NEOs was 8% of quarterly eligible earnings. These target percentages reflect similar percentages for almost all similarly situated employees at Westlake. Payment is based upon the rate of actual goal achievement: in other words, if 60% of the quarterly targets were met, then 60% times 8% would be paid, or 4.8%. In all cases, however, the final payment is subject to the Company meeting a return on capital employed (“ROCE”) target which is specific only to the QIP and is established by the PEO at his discretion at the beginning of each Plan Year. The QIP ROCE target for 2016 was 5.25%. In the event the ROCE target is met, 100% of the QIP payment will be authorized, subject to the achievement of the actual goals. If the ROCE target is not met but is above 0%, then a prorated QIP payment will be authorized, subject to the achievement of the actual goals. If the ROCE target is 0% or below, a payment of 25% of the QIP will be authorized, subject to the achievement of the actual goals. The full year results of the QIP for 2016 for the NEOs is noted below:

	Target Achievement	Adjustments made as a result of ROCE	Payout
Mr. Albert Chao	79.38%	None	$62,244.75
Mr. James Chao	79.38%	None	$49,791.40
Mr. Bates (1)	N/A	N/A	N/A
Mr. Bender	79.38%	None	$33,088.75
Mr. Buesinger	81.50%	None	$26,496.50

(1)	Mr. Bates joined the Company in connection with the Axiall transaction and, as a result, the Company did not set a QIP target bonus for him for 2016 and he was not eligible to receive a QIP award for 2016.

Special Bonuses in connection with the Axiall Transaction—The Committee authorized one-time awards to several NEOs in connection with the Axiall transaction. As a sign-on bonus, Mr. Bates received 28,142 shares of restricted stock on September 1, 2016 which vested on the same day, and a cash incentive of $1,450,000 paid in January 2017. In recognition of their contributions to the Axiall transaction and subsequent integration efforts, Mr. Bender and Mr. Buesinger received awards of 8,324 and 4,995 restricted stock units, respectively. Each such restricted stock unit represents a contingent right to receive one share of Westlake’s common stock at vesting and is scheduled to vest 100% at the end of a three-year period, on December 1, 2019.

Long-Term Incentives (“LTI”)—A long-term equity and cash-based incentive program has been adopted by the Board of Directors to foster a long-term view of the business, assist in retaining and rewarding Executives for their efforts and achievements and provide management with an ownership interest in the Company to help to further align their actions with the interests of the stockholders. Under the terms of the 2013 Plan, the Company may grant Executives a variety of stock-based and cash-based compensation awards. In determining the targeted LTI award, the Committee utilizes the same deliberative process as earlier described for base pay and cash incentives. The Committee reviews the Reference Points and recommendations from Willis Towers Watson and the PEO, then sets a LTI target for each of the NEOs, which is a percentage of base pay based upon each NEO’s base pay as of the previous year end. As with other elements of the Company’s compensation program, the size of these awards is based upon the level and scope of the Executive’s job, the performance of the individual and competitive market forces. The Committee determined that to be competitive with relevant companies set forth in the Reference Points, the LTI targets for the PEO and other NEOs should be no less than 80% and no higher than 110% of the market 50th percentile for long-term incentives for similarly situated executives at companies set forth in the Reference Points. For more information on LTI awards granted to the NEOs in 2016, please see “Executive Compensation—2016 Grants of Plan-Based Awards.” After reviewing the Reference Points at meetings in February 2016 and 2017, the Committee set the LTI targets for Messrs. Albert Chao, James Chao, Bates, Bender, and Buesinger as outlined below.

The LTI targets (each as a percentage of base pay for an NEO) set for the PEO and the other NEOs by the Committee for 2016 and 2017 are as follows:

	2016	2017
Mr. Albert Chao	300%	375%
Mr. James Chao	300%	375%
Mr. Bates (1)	N/A	N/A
Mr. Bender	175%	190%
Mr. Buesinger	120%	150%

(1)	Mr. Bates joined the Company in connection with the Axiall transaction and, as a result, the Company did not set any LTI targets for him for 2016. Furthermore, Mr. Bates elected to leave the Company in March 2017 and, as a result, is not eligible for a LTI grant for 2017.

Changes in the LTI targets for Messrs. Albert Chao, James Chao, Bender and Buesinger were made in consideration of the Reference Points data with respect to comparable positions.

The Committee granted the LTI awards using three separate components, each comprising one-third of the value of the overall award:

•	Non-qualified stock options;

•	Restricted stock units; and

•	Long-term cash performance awards.

The Committee, after consultation with management and Willis Towers Watson, has chosen this program to recognize the unique characteristic of each award type. While all three types of awards provide Executives with an incentive to help grow the value of the Company and the corresponding value of the stock, options may experience more volatility over the term of the award, and the Executives may receive no compensation if the price of the Company’s shares never exceeds the exercise price of the options following vesting of the options. On the other hand, restricted stock unit awards put direct shares into the hands of management and give them a more direct line of sight to the potential value they might realize. In addition, the long-term performance cash award is designed to provide added incentive as an upside potential payment in cash based on the achievement of a performance target. Thus, the Committee believes the equal split of awards of stock options, restricted stock units and long-term cash performance awards provides an overall balanced award.

Non-Qualified Stock Options—Under the provisions of the 2013 Plan, the Company may grant non-qualified stock options to executive and senior management personnel. The Board of Directors typically grants these awards annually during the first quarter of the year in conjunction with the first Board of Directors meeting of the year. The grant price for these awards is based upon the mean of the high and low market price for shares of the Company’s common stock on the date of the award as approved by the Board of Directors. All annual stock options granted by the Board of Directors to date have had a 10-year term with a three- or four-year ratable vesting period. The Company has not made any post-award adjustments in grant dates or grant prices.

Restricted Stock Units—As with stock options, the Board of Directors typically grants awards of restricted stock units annually during the first quarter of the year in conjunction with the first Board of Directors meeting of the year. Each restricted stock unit award granted by the Board of Directors represents a contingent right to one share of Westlake’s common stock and is scheduled to vest 100% at the end of a three-year period as a means of strengthening the Company’s overall executive retention efforts. Historically, the Company granted restricted stock awards for this component of the LTI awards. However, beginning in 2013, the Company decided to grant restricted stock unit awards in order to streamline administration, with the exception in September 2016, where the Company granted Mr. Bates restricted stock which vested on the same day of the grant.

Long-Term Cash Performance Awards—The long-term cash performance awards granted in February 2016 are subject to a three-year performance period beginning on January 1, 2016 and ending on December 31, 2018. The amount of cash received will be based upon either the Company’s total shareholder return compared with the total shareholder return of the Peer Group for 2016 (threshold performance requires a relative total shareholder return rank of at least the 33rd percentile; target performance requires a rank of at least the 50th percentile; and maximum performance requires a rank of at least the 75th percentile) or the Company’s return on the cost of capital (threshold performance requires returns equal to at least 50% of the weighted average cost of capital (“WACC”); target performance requires a return equal to at least the WACC; and maximum performance requires a return equal to at least two times the WACC), whichever measure results in the greater payout.

	Threshold Performance	Target Performance	Maximum Performance
Payment Rate	25% of target value	100% of target value	200% of target value

Performance Rate (Relative TSR)	33.3rd percentile	50th percentile	75th percentile
Performance Rate (Return on Cost of Capital)	at least .5X	at least 1X *	at least 2X

*	“X” equals a return equal to the WACC

If at least the threshold performance is attained, the long-term performance awards will be paid in cash after the Committee determines the performance level.

The Company granted long-term cash performance awards in February 2017 with terms and conditions substantially similar to the 2016 awards.

Stock Ownership, Pledging and Anti-Hedging Policy—In an effort to further align the interests of the Executives and the stockholders, the Committee has adopted a policy that requires the PEO, each other NEO and other key Executives, as well as directors, to retain 50% of any vested restricted stock and shares of common stock of the Company acquired through the vesting of restricted stock unit awards, net of shares used to pay applicable taxes, until the total value reaches five times the annual base salary for Messrs. Albert Chao and James Chao, three times the annual base salary for certain other officers (including Messrs. Bates, Bender and Buesinger), one times the annual base salary of other officers, and three times the annual cash retainer for directors, or until his or her employment or service, as the case may be, with the Company terminates. This policy also prohibits our directors and executives from shorting or hedging our securities, and requires directors and executives to provide notice prior to pledging our securities. None of our directors or executives currently pledges any of our securities.

Perquisites—All Executives are eligible for a Company-paid membership in a local dining and/or athletic club and a Company-paid annual physical examination. These perquisites are provided as further means to attract and retain Executives, to provide Executives with access to facilities that may also be used for business entertainment and to promote personal health and wellness.

Post-Employment Programs—Executives are eligible for participation in the same retirement, pension and post-retirement benefit programs as all employees within their respective business units. The Company does not provide any supplemental executive retirement or pension benefit. The Company’s primary retirement benefit is the Westlake Savings Plan, a 401(k) defined contribution plan, and participating employees, including Executives, are eligible for a matching contribution from the Company based upon the plan provisions. Additionally, the Company provides an annual contribution to the plan for all eligible employees and Executives equal to 8% of their annualized base pay in 2016 and 2017 up to the IRS limits ($265,000 for 2016 and $270,000 for 2017).

Employment Agreements; Severance and Change-in-Control Arrangements—The Company does not have employment agreements with any of the NEOs; however, each Executive, including each of the NEOs, is typically provided an offer letter of employment containing the principal elements of the employment arrangement, including compensation. None of these offer letters currently contains a provision for payments upon a change in control.

Deferred Compensation Programs—The Company has no deferred compensation programs for which the Executives are eligible to participate except for the standard provisions of the Company’s 401(k) plan and provisions of Section 125 of the Internal Revenue Code whereby salary is reduced for taxation since the 401(k) contributions are made by employees on a pre-tax basis, thereby reducing their salary and taxable income. The Company assumed certain deferred compensation programs from Axiall Corporation in connection with the transaction, for which Mr. Bates was eligible, but elected not, to participate. These programs are not open to new participants nor to new deferrals by existing participants.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2017 annual meeting of stockholders, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, each as filed with the Securities and Exchange Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

R. Bruce Northcutt, Chairman Robert T. Blakely Albert Chao James Chao Michael J. Graff Dorothy C. Jenkins Max L. Lukens H. John Riley, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Albert Chao, James Chao and Dorothy C. Jenkins are currently members of the Compensation Committee and are not “independent” as defined by the listing standards of the New York Stock Exchange. Michael J. Graff, Max L. Lukens, R. Bruce Northcutt, H. John Riley, Jr. and Robert T. Blakely are also currently members of the Compensation Committee. Under the corporate governance rules of the New York Stock Exchange, we are considered to be controlled by TTWF LP, so we are eligible for, and have elected to take advantage of, the exemption from the provisions of those rules requiring a compensation committee composed entirely of independent directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports furnished to us during the year ended December 31, 2016 and written representations from our officers and directors, we believe all stock transaction reports required to be filed with the SEC under Section 16(a) of the Securities Exchange Act of 1934 in 2016 were timely filed by all directors, officers and beneficial owners of more than 10% of our common stock.

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during 2016 and, to the extent applicable, prior years, by the NEOs.

2016 Summary Compensation Table

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and		Salary (1)	Awards (2)	Awards (3)	Compensation (4)	Compensation (6)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
Albert Chao	2016	979,667	953,000	953,000	4,264,911	68,618	7,219,196
President and Chief	2015	948,333	925,000	925,000	4,147,954	61,172	7,007,459
Executive Officer	2014	920,167	821,337	821,337	4,171,849	56,898	6,791,588

James Chao	2016	783,667	762,000	762,000	3,105,291	61,488	5,474,446
Chairman	2015	758,333	740,000	740,000	2,983,642	55,544	5,277,519
	2014	736,167	657,300	657,300	3,015,280	50,964	5,117,011

M. Steven Bender	2016	520,833	791,667	291,667	1,353,289	47,547	3,005,003
Senior Vice President,	2015	493,667	246,400	246,400	1,385,901	50,333	2,422,701
Chief Financial Officer and Treasurer	2014	459,667	201,656	201,656	1,419,811	44,391	2,327,181

Robert F. Buesinger	2016	406,333	457,200	157,200	810,697	38,450	1,875,880
Senior Vice President,	2015	388,833	134,933	134,933	846,060	36,987	1,541,746
Vinyls

Simon Bates (5)	2016	150,792	1,450,000	0	1,450,000	300	3,051,092
Former Vice President,
Building Products

(1)	See “Compensation Discussion and Analysis—Establishing Compensation Levels—Base Pay” for more information on base salary.
(2)	These amounts represent the grant date fair value of restricted stock unit awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. For a discussion of the related valuation assumptions for the restricted stock unit awards, please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The amounts include one-time restricted stock unit awards with grant date fair values of $500,000 and $300,000, respectively, granted to Messrs. Bender and Buesinger in recognition of their contributions to the Axiall transaction and subsequent integration efforts.
(3)	These amounts represent the grant date fair value of stock option awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. For a discussion of the related valuation assumptions for the stock option awards, please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(4)	For 2014, 2015 and 2016, the amounts represent the sum of (A) the QIP incentive bonus earned in the applicable year, (B) the AIP annual cash incentive earned in the applicable year and (C) an amount earned in 2014, 2015 and 2016 with respect to the long-term cash performance award granted in February 2012, February 2013 and February 2014, respectively. The amounts of the annual cash incentives earned for 2016 were $2,560,000 for Mr. Albert Chao, $1,741,000 for Mr. James Chao, $917,000 for Mr. Bender, and $576,000 for Mr. Buesinger. The long-term cash performance awards granted in February 2014 paid out at 200% of target value based on achievement during the performance period as follows: $1,642,666 for Mr. Albert Chao, $1,314,500 for Mr. James Chao, $403,200 for Mr. Bender, and $214,200 for Mr. Buesinger.
(5)	None of the amounts listed herein for Mr. Bates include amounts paid by Axiall prior to the Axiall transaction.

(6)	The amounts include the following in 2016:

	Westlake Matching Contributions to 401(k) Savings Plan and Additional Contributions of 8% of Annualized Base Pay (Up to $265,000 In 2016)	Term Life Insurance Premiums	Cash Dividends on Unvested Restricted Stock and Dividend Equivalents on Unvested Restricted Stock Units
Albert Chao	$31,800	$1,188	$35,630
James Chao	$31,800	$1,188	$28,500
M. Steven Bender	$31,800	$79	$15,667
Robert F. Buesinger	$31,800	$1,296	$5,355
Simon Bates	$0	$300	$0

The amounts include the following in 2015:

	Westlake Matching Contributions to 401(k) Savings Plan and Additional Contributions of 8% of Annualized Base Pay (Up to $265,000 In 2015)	Term Life Insurance Premiums	Cash Dividends on Unvested Restricted Stock and Dividend Equivalents on Unvested Restricted Stock Units
Albert Chao	$31,800	$1,188	$28,184
James Chao	$31,800	$1,188	$22,556
M. Steven Bender	$31,800	$79	$18,454
Robert F. Buesinger	$31,800	$1,188	$3,999

The amounts include the following in 2014:

	Westlake Matching Contributions to 401(k) Savings Plan and Additional Contributions of 6% of Annualized Base Pay (Up to $260,000 In 2014)	Term Life Insurance Premiums	Cash Dividends on Unvested Restricted Stock and Dividend Equivalents on Unvested Restricted Stock Units
Albert Chao	$ 26,000	$ 1,188	$29,710
James Chao	$ 26,000	$ 1,188	$23,776
M. Steven Bender	$ 26,000	$ 1,188	$17,203

2016 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert Chao	2/18/2016	—	—	—	—	—	—	21,454	—	—	953,000
	2/18/2016	—	—	—	—	—	—	—	81,673	44.420	953,000
		238,250	953,000(4)	1,906,000	—	—	—	—	—	—	—
		—	985,000(5)	—	—	—	—	—	—	—	—
		—	78,800(6)	—	—	—	—	—	—	—	—
James Chao	2/18/2016	—	—	—	—	—	—	17,154	—	—	762,000
	2/18/2016	—	—	—	—	—	—	—	65,304	44.420	762,000
		190,500	762,000(4)	1,524,000	—	—	—	—	—	—	—
		—	669,800(7)	—	—	—	—	—	—	—	—
		—	63,040(8)	—	—	—	—	—	—	—	—
M. Steven Bender	2/18/2016	—	—	—	—	—	—	6,566	—	—	291,667
	2/18/2016	—	—	—	—	—	—	—	24,996	44.420	291,667
	12/1/2016	—	—	—	—	—	—	8,324	—	—	500,000
		72,917	291,667(4)	583,334	—	—	—	—	—	—	—
		—	341,250(9)	—	—	—	—	—	—	—	—
		—	42,000(10)	—	—	—	—	—	—	—	—
Robert F. Buesinger	2/18/2016	—	—	—	—	—	—	3,539	—	—	157,200
	2/18/2016	—	—	—	—	—	—	—	13,472	44.420	157,200
	12/1/2016	—	—	—	—	—	—	4,995	—	—	300,000
		39,300	157,200(4)	314,400	—	—	—	—	—	—	—
		—	224,950(11)	—	—	—	—	—	—	—	—
		—	32,720(12)	—	—	—	—	—	—	—	—
Simon Bates	9/1/2016	—	—	—	—	—	—	28,142	—	—	1,450,000

(1)	Represents restricted stock units that will vest on February 18, 2019. The named executive officers receive dividend equivalents with respect to the restricted stock units.
(2)	Represents stock options that vested or will vest in three equal installments on February 18, 2017, February 18, 2018 and February 18, 2019.
(3)	Represents the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of the related valuation assumptions, please see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(4)	Represents a long-term cash performance award subject to a three-year performance period beginning on January 1, 2016 and ending on December 31, 2018. The amount of cash received will be based upon either Westlake’s total shareholder return compared with the total shareholder return of the Peer Group for 2016 (threshold performance requires relative total shareholder return rank of at least the 33rd percentile; target performance requires a rank of at least the 50th percentile; and maximum performance requires a rank of at least the 75th percentile) or Westlake’s return on the cost of capital (threshold performance requires returns equal to at least 50% of the weighted average cost of capital (“WACC”); target performance requires a return equal to the WACC; and maximum performance requires a return two times the WACC), whichever measure results in the greater payout. If at least the threshold performance is attained, the long-term performance awards will be paid in cash as soon as practicable after Westlake’s Compensation Committee determines the extent to which the performance conditions were satisfied.
(5)	AIP award based on a target percentage of 100% of Mr. Albert Chao’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the AIP incentive awards.
(6)	QIP award based on a target percentage of 8% of Mr. Albert Chao’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the QIP incentive awards.

(7)	AIP award based on a target percentage of 85% of Mr. James Chao’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the AIP incentive awards.
(8)	QIP award based on a target percentage of 8% of Mr. James Chao’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the QIP incentive awards.
(9)	AIP award based on a target percentage of 65% of Mr. Bender’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the AIP incentive awards.
(10)	QIP award based on a target percentage of 8% of Mr. Bender’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the QIP incentive awards.
(11)	AIP award based on a target percentage of 55% of Mr. Buesinger’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the AIP incentive awards.
(12)	QIP award based on a target percentage of 8% of Mr. Buesinger’s base salary as of December 31, 2016. There is no “threshold” or “maximum” payout with respect to this award. Please see “Compensation Discussion and Analysis—Establishing Compensation Levels—Cash Incentive Plans/Bonuses” for more information regarding the QIP incentive awards.

2016 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Fair Market Value of Shares of Stock That Have Not Vested (1) ($)
Name	Exercisable	Unexercisable
Albert Chao	42,180	—	15.805	2/23/2017	—	—
	136,844	—	9.645	2/15/2018	—	—
	155,892	—	7.120	2/13/2019	—	—
	126,498	—	10.263	2/26/2020	—	—
	55,148	—	22.915	2/18/2021	—	—
	61,574	—	30.053	2/17/2022
	37,876	—	45.698	2/15/2023	—	—
	26,392	13,596(2)	63.978	2/14/2024	—	—
	14,948	30,350(3)	68.090	2/20/2025	—	—
	—	81,673(4)	44.420	2/18/2026	—	—
	—	—	—	—	12,838(5)	718,800
	—	—	—	—	13,585(6)	760,624
	—	—	—	—	21,454(7)	1,201,209
James Chao	16,420	—	30.053	2/17/2022	—	—
	28,218	—	45.698	2/15/2023	—	—
	21,120	10,880(2)	63.978	2/14/2024	—	—
	11,958	24,280(3)	68.090	2/20/2025	—	—
	—	65,304(4)	44.420	2/18/2026	—	—
	—	—	—	—	10,274(5)	575,241
	—	—	—	—	10,868(6)	608,499
	—	—	—	—	17,154(7)	960,452
M. Steven Bender	29,804	—	10.263	2/26/2020	—	—
	13,180	—	22.915	2/18/2021	—	—
	16,826	—	30.053	2/17/2022	—	—
	10,740	—	45.698	2/15/2023
	6,478	3,338(2)	63.978	2/14/2024	—	—
	3,981	8,085(3)	68.090	2/20/2025	—	—
	—	24,996(4)	44.420	2/18/2026	—	—
	—	—	—	—	3,152(5)	176,480
	—	—	—	—	3,619(6)	202,628
	—	—	—	—	6,566(7)	367,630
	—	—	—	—	8,324(8)	466,061
Robert F. Buesinger	3,748	—	45.698	2/15/2023	—	—
	3,440	1,774(2)	63.978	2/14/2024	—	—
	2,180	4,428(3)	68.090	2/20/2025	—	—
	—	13,472(4)	44.420	2/18/2026	—	—
	—	—	—	—	1,674(5)	93,727
	—	—	—	—	1,982(6)	110,972
	—	—	—	—	3,539(7)	198,149
	—	—	—	—	4,995(8)	279,670
Simon Bates	—	—	—	—	—	—

(1)	Based on the closing price of our common stock on the New York Stock Exchange on December 31, 2016 ($55.99 per share).
(2)	These stock options vested in three equal installments on February 14, 2015, February 14, 2016 and February 14, 2017.
(3)	These stock options vest or vested in three equal installments on February 20, 2016, February 20, 2017 and February 20, 2018.
(4)	These stock options vest or vested in three equal installments on February 18, 2017, February 18, 2018 and February 18, 2019.
(5)	These shares of restricted stock vested on February 14, 2017.
(6)	These restricted stock units will vest on February 20, 2018.
(7)	These restricted stock units will vest on February 18, 2019.
(8)	These restricted stock units will vest on December 1, 2019.

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Albert Chao	0	0	14,246	625,684
James Chao	0	0	11,406	500,952
M. Steven Bender	30,714	1,129,814	19,858	1,009,305
Robert F. Buesinger	2,880	70,186	2,114	92,847
Simon Bates	0	0	28,142	1,450,000

(1)	Based on the difference between the market price of our common stock on the date of exercise and the option exercise price.
(2)	Based on the market price of our common stock on the applicable vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under our Code of Conduct, each of our employees (including our NEOs and other Executives) is required to disclose to us and seek approval before undertaking any activity that could create a conflict of interest or the appearance of a conflict of interest between his or her personal interests and our interests. The members of our Board of Directors are also subject to the Code of Conduct. The Board of Directors is responsible for reviewing transactions between Westlake and other companies or organizations with which members of the Board of Directors may have affiliations.

The office space for our principal executive offices in Houston, Texas is leased, at market rates, from GUIC Post Oak, Ltd., an affiliate of our principal stockholder, under a lease that expires on December 31, 2019, with a five-year option at the expiration of the lease. Total annual lease payments in 2016 were approximately $3.0 million.

The Company and/or its affiliates purchase oxygen, nitrogen and utilities and lease cylinders from various affiliates of American Air Liquide Holdings, Inc. (including Airgas, Inc. and its subsidiaries) (collectively, “Air Liquide”), of which Mr. Graff serves as Chairman and Chief Executive Officer. In 2016, the Company paid these affiliates of Air Liquide approximately $22.1 million. The Company also sold certain utilities to Air Liquide in the amount of approximately $4.0 million.

The related party transactions set forth above have been previously approved by the Board of Directors without the participation of the directors interested in the transaction.

PROPOSAL 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation as described below.

The proposed resolution of stockholders is as follows:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the proxy statement for the Company’s 2017 annual meeting of stockholders, is hereby APPROVED.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes performance and long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

The Compensation Discussion and Analysis, beginning on page 10 of this Proxy Statement, describes in more detail the Company’s executive compensation program and the decisions made by the Compensation Committee with respect to 2016 executive compensation.

Because this proposal is an advisory vote, it is not binding on the Company. However, the Compensation Committee values the opinions of stockholders with respect to our executive compensation and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As required by Section 14A of the Securities Exchange Act, the Company’s stockholders are being provided the opportunity to cast an advisory vote with respect to whether the advisory vote on executive compensation should be held every one, two or three years.

The Company believes that the advisory vote on executive compensation should be conducted every three years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO HOLD

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS TO 15 DIRECTORS

The Board of Directors has approved and recommends your approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the maximum size of the Board from eleven to fifteen directors.

In light of the significant increase in the scope and complexity of the Company’s operations as a result of the recent acquisition of the Axiall Corporation and in order to facilitate succession planning for the eventual retirement of current members of the Board, the Board believes that it is in the best interests of the Company and our stockholders to authorize the Board to increase the size of the Board to no more than fifteen directors. The Amended and Restated Certificate of Incorporation currently limits the maximum size of the board to no more than eleven directors.

The Company’s Principles of Corporate Governance provide that “[n]o person who has reached 75 years of age should be elected or re-elected a Director at the annual stockholders’ meeting or other times when he is to be elected or when his term is up for re-election.” Authorizing the size of the Board to be increased to up to fifteen directors would enable the Board to (i) appoint new directors to serve alongside the current directors prior to the eventual retirement of the latter, and (ii) appoint additional directors should the Board determine that additional directors would enhance the Board with different expertise or industry experience.

The proposed amendment would amend and restate the first sentence of the first paragraph of paragraph (b) of Article Fifth of the Amended and Restated Certificate of Incorporation of the Company, the full text of which is attached hereto as Appendix A. You should read Appendix A in its entirety before making a decision as to how to vote your shares in connection with Proposal 4.

If our stockholders approve the amendment to increase the maximum size of the Board, the amendment will be effective upon filing with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained. If not approved by our stockholders, the amendment will not be filed with the Secretary of State of the State of Delaware and will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY DESCRIBED IN PROPOSAL 4.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2016. Although the ratification of the appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, our Board of Directors has decided to ask our stockholders to ratify this appointment. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the appointment of another accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THIS APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP, or its predecessor, has served as our independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of the stockholders. If present, the representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

For the years ended December 31, 2016 and 2015, PricewaterhouseCoopers LLP billed us the following fees:

Fees	2016	2015
Audit fees (1)	$6,755,780	$2,840,190
Audit-related fees (2)	25,000	102,000
Tax fees	1,858,582	538,659
All other fees (3)	201,919	4,844

Total fees billed	$8,841,281	$3,485,693

(1)	Audit fees represent fees billed for professional services rendered for the audits of our annual consolidated financial statements, audit of internal controls, quarterly review of our consolidated financial statements, reviews of documents filed with the SEC, registration statements and comfort letters.
(2)	Audit-related fees represent fees billed for professional services rendered for attest services and accounting consultations.
(3)	All other fees include auditor-sponsored seminars and accounting research database licenses.

AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, pre-approval is generally provided for work associated with audit, review or attest engagements, tax and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

REPORT OF THE AUDIT COMMITTEE

Five directors currently make up the Audit Committee of our Board of Directors: Robert T. Blakely (chairman), Michael J. Graff, Max L. Lukens, R. Bruce Northcutt and H. John Riley, Jr.

During the course of performing its duties, the Audit Committee issued the following report.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s independent registered public accounting firm and internal audit function.

The Audit Committee charter is available on the Company’s Investor Relations website (www.westlake.com under “Investor Relations”).

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent registered public accounting firm, including: having direct responsibility for the public accounting firm’s appointment, compensation and retention; reviewing the scope of its audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accounting firm;

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program; and

•	oversees financial risks.

In 2016, the Audit Committee was comprised of Mr. Robert T. Blakely (chairman), Mr. Michael J. Graff, Mr. Max L. Lukens, Mr. R. Bruce Northcutt and Mr. H. John Riley, Jr. The Audit Committee met seven times during 2016. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During 2016, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to the Public Company Accounting Oversight Board’s AU Section 380 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence.

The Audit Committee also reviewed and discussed with the Company’s management, and the independent registered public accounting firm, management’s report and PricewaterhouseCoopers LLP’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal, and disclosure, control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all these reviews and discussions into account, the undersigned Audit Committee members recommend to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Robert T. Blakely, Chairman Michael J. Graff Max L. Lukens R. Bruce Northcutt H. John Riley, Jr.

PROPOSAL 6—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2013 OMNIBUS INCENTIVE PLAN

Amendment and Restatement of the 2013 Omnibus Incentive Plan

Our Board of Directors adopted, and in 2013 our stockholders approved, the 2013 Omnibus Incentive Plan.

Our Board of Directors has adopted a resolution to submit to a vote of our stockholders a proposal to amend and restate the 2013 Omnibus Incentive Plan to (1) add an annual limit on the compensation of each non-employee director of $1,000,000, including the grant date value of any awards made under the 2013 Omnibus Incentive Plan, as well as any cash fees paid to non-employee directors, and (2) to re-approve the material terms of the performance goals under the Plan so that certain awards that are allowed to be made under the Plan will continue to qualify as performance-based compensation deductible under Section 162(m) of the Code. By denominating the non-employee director compensation limit in cash, the proposed amendment would impose a static limit that does not increase or decrease due to fluctuations in the stock performance of the Company and applies to the various forms of equity compensation that may be granted to non-employee directors under the 2013 Omnibus Incentive Plan. Throughout this proposal and description of the 2013 Omnibus Incentive Plan, we refer generally to the 2013 Omnibus Incentive Plan as the “plan” and may distinguish the versions of the plan by referring to the plan prior to stockholder approval as the “Existing Plan,” and the plan as amended and restated as the “Amended and Restated Plan.” If our stockholders do not approve this proposal, the terms of the Existing Plan will continue to be in effect.

The summary of the Amended and Restated Plan below does not purport to be complete and is qualified by reference to the full text of the Amended and Restated Plan, which is attached as Appendix B to this Proxy Statement.

Eligibility

Our employees (approximately 8,850 total as of March [●], 2017) and nonemployee directors are eligible to be considered for awards under the plan, as well as individuals who have agreed to become our employees within six months of the date of grant. The administrator of the plan has the discretion to determine the individuals who will be granted awards under the plan.

Shares Available for Awards

Up to 12,654,000 shares of our common stock (as adjusted for the two-for-one stock split that took effect on March 18, 2014) may be issued under the Existing Plan. Shares of our common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us. To date, since 2004, approximately 8.8 million shares have been issued under the Existing Plan. Of these shares, approximately 925,000 shares were forfeited and added back to the Existing Plan. This leaves a total of approximately 4.8 million shares available for issuance under the Existing Plan.

Shares subject to awards under the plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the plan. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition or under an acquired entity’s plan will not reduce the number of shares available under the plan to the extent allowed under the rules of the New York Stock Exchange.

The administrator of the plan may make appropriate adjustments in the number of shares available under the plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders (other than normal cash dividends or dividends payable in common stock) or other similar event.

Administration

Pursuant to its authority under the plan, our Board of Directors has designated the Compensation Committee to serve as administrator of the plan. The administrator has the discretion to determine the employees and nonemployee directors who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the plan. In addition, the administrator has full and final authority to interpret the plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the plan.

Subject to certain restrictions contained in the plan, the administrator has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

To the extent allowed by applicable law, the administrator may delegate to the chief executive officer, other senior officer or a subcommittee of the administrator the authority to grant awards out of a specified pool of cash or shares under the plan. The administrator may also delegate to the chief executive officer and other senior officers its administrative duties under the plan (excluding its granting authority).

Awards

At the discretion of the administrator, employees may be granted awards under the plan in the form of stock options, stock appreciation rights, stock awards or cash awards (any of which may be a performance award). Furthermore, at the discretion of the administrator, nonemployee directors may be granted awards under the plan in the form of stock options, stock appreciation rights or stock awards (any of which may be a performance award). Awards under the plan may be granted singly, in combination, or in tandem.

Stock Options

The plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Code, and nonqualified stock options. Directors may be granted nonqualified stock options under the plan.

A stock option is a right to purchase a specified number of shares of common stock at a specified exercise price. All stock options granted under the plan must have an exercise price per share that is not less than the fair market value (as defined in the plan) of our common stock on the date of grant. All stock options granted under the plan must have a term of no more than ten years. The exercise price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Code and other terms of a stock option grant will be fixed by the administrator as of the grant date. However, without stockholder approval, stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the participant. The price must be paid in cash or, if permitted by the administrator and elected by the participant, by means of tendering (either by actual delivery or by attestation) previously owned shares of our common stock or shares issued pursuant to an award under the plan or another compensation equity plan.

Stock Appreciation Rights

The plan also provides for the granting of stock appreciation rights or SARs to employees or directors. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of our common stock over a specified exercise price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of our common stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All stock appreciation rights granted under the plan must have an exercise price per share that is not less than the fair market value (as defined in the plan) of a share of our common stock on the date of grant and a term of no more than ten years.

Stock Awards

The plan also provides for the granting of stock awards, restricted stock and stock units to employees and directors that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the administrator. At the discretion of the administrator, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards

The plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the plan will be determined by the administrator.

Performance Awards

At the discretion of the administrator, any of the above-described awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be decided by the administrator.

At the discretion of the administrator, certain awards under the plan may be intended to qualify as performance-based compensation under Section 162(m) of the Code. The plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation. However, the administrator may make awards under the plan that do not qualify as performance-based compensation under Section 162(m) of the Code.

In making awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the administrator may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more of our business units or the applicable sector, or to us as a whole: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of common stock; market share; net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); net operating profit after tax (“NOPAT”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); financial measures (including but not limited to spreads, margin, meeting budget and unit revenue); cost measures or controls (including but not limited to conversion costs, controllable costs, procurement costs, freight costs and material savings); quality measures (including but not limited to product quality, scrap rate, prime production and complaints and returns); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, product cost, general and administrative expense and improvement in or attainment of expense levels); marketing and logistics measures (including but not limited to days of inventory, days sales outstanding, on time delivery or shipment and distribution rates); margins; stockholder value; proceeds from dispositions; total market value; reliability; productivity measures (including but not limited to on stream factor, operating rates, energy efficiency, yields and pounds per employee); corporate values measures (including ethics compliance, environmental, and safety) and debt reduction. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. A performance goal may also be based on performance relative to a peer group of companies.

Award Limitations

Under the plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 1,500,000 shares of common stock;

•	stock awards covering more than 1,500,000 shares of common stock; or

•	cash awards (including performance awards) in respect of any calendar year having a maximum payment value in excess of $7,500,000.

The Amended and Restated Plan adds an annual limit on the compensation of each non-employee director of $1,000,000, including the grant date value of any awards made under the plan as well as any cash fees paid to non-employee directors.

Deferred Payment

At the discretion of the administrator, amounts payable in respect of awards granted under the plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination

Our Board of Directors may amend, modify, suspend, or terminate the plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by our stockholders if such approval is required by law or the requirements of the exchange on which our common stock is listed.

No awards may be made following the tenth anniversary of the effective date of the Amended and Restated Plan, which effective date shall be the date on which our stockholders approve the Amended and Restated Plan.

Plan Benefits and Awards for Named Executive Officers

Awards under the Amended and Restated Plan are granted at the discretion of the Compensation Committee. Therefore, we are unable to determine the amount of awards that may be granted to the named executive officers or to any of the other Amended and Restated Plan participants if this proposal is approved by our stockholders. No awards or grants have been made under the Amended and Restated Plan that are contingent on stockholder approval of the Amended and Restated Plan.

Federal Income Tax Treatment

The following summary is based upon current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

An employee who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the employee makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the employee fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the employee to the extent of the difference between the exercise price and the fair market value of our common stock on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the employee recognizes in a disqualifying disposition.

A participant who is granted a nonqualified stock option does not have taxable income at the time of grant but does have taxable income at the time of exercise. The income equals the difference between the exercise price and the fair market value of our common stock on the exercise date. We are entitled to a corresponding tax deduction for the same amount.

The grant of a SAR will produce no U.S. federal tax consequences for the participant or us. The exercise of a SAR results in taxable income to the participant equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of our common stock or cash received at that time over the amount, if any, paid for the shares, and we will be entitled to a corresponding tax deduction. Dividends on restricted stock paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the fair market value of shares of our common stock delivered, and we will be entitled to a corresponding tax deduction.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change in control, an unforeseen emergency (other than death, each as defined under Section 409A) or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, awards of the type we have historically granted would satisfy the requirements of Section 409A, and we intend to structure future awards in a manner that complies with Section 409A.

Voting Requirement to Approve Proposal

Approval of the Amended and Restated Plan will require, in accordance with the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on the proposal to adopt the Amended and Restated Plan. Abstentions and broker non-votes on the proposal will not affect voting on the proposal.

Recommendation

Our Board of Directors believes the adoption of the Amended and Restated Plan is in the best interest of the Company and our stockholders by adding an annual limit on the compensation of each of the non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2013 OMNIBUS INCENTIVE PLAN.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We do not know of any matters other than those stated above which are to be brought before the annual meeting of the stockholders. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each such stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside and you are not participating in the electronic delivery of proxy material, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our Investor Relations Department, Westlake Chemical Corporation, 2801 Post Oak Blvd., Suite 600, Houston, Texas 77056, telephone number (713) 960-9111. The Company will deliver, promptly upon written or oral request to the Investor Relations Department, a separate copy of the 2016 annual report to stockholders and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. If you hold your shares through a broker and you reside at an address at which two or more stockholders reside, but you are currently receiving more than one copy of the annual report and proxy statement, you may request delivery of a single copy of the annual report and proxy statement by contacting your broker or sending a request to the address above. The annual report is not a part of the proxy solicitation material.

OBTAINING COPIES OF THE COMPANY’S FORM 10-K

STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 BY SENDING A WRITTEN REQUEST FOR THE FORM 10-K TO THE INVESTOR RELATIONS DEPARTMENT, WESTLAKE CHEMICAL CORPORATION, 2801 POST OAK BLVD., SUITE 600, HOUSTON, TEXAS 77056.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2018 annual meeting of stockholders must be forwarded in writing and received at our principal executive offices no later than [●], 2017, directed to the attention of the corporate secretary, for consideration for inclusion in our Proxy Statement for the annual meeting of stockholders to be held in 2018. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the Proxy Statement but seeking to have its proposal considered at the 2018 annual meeting, a stockholder must notify us of its proposal by January 19, 2018; provided, that if the date of the 2018 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2017 annual meeting, such notice must be delivered no later than the later of the 120th day prior to the 2018 annual meeting and the 10th day following the day on which we first publicly announce the date of the 2018 annual meeting. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

L. Benjamin Ederington Vice President, General Counsel, Chief Administrative Officer and Secretary

[●]

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

MAXIMUM SIZE OF THE BOARD OF DIRECTORS

The first sentence of the first paragraph of paragraph (b) of ARTICLE FIFTH of the Amended and Restated Certificate of Incorporation is deleted in its entirety and substituted with:

“(b) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 15, plus that number of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately as a class pursuant to the provisions applicable in the case or arrearages in the payment of dividends or other defaults contained in this Amended and Restated Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock.”

APPENDIX B

WESTLAKE CHEMICAL CORPORATION

2013 OMNIBUS INCENTIVE PLAN

(As amended and Restated Effective             , 2017)

1. Purpose of the Plan. The Westlake Chemical Corporation 2013 Omnibus Incentive Plan, as amended and restated effective             , 2017 (the “Plan”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”), is intended to advance the best interests of the Company and its Subsidiaries by providing certain Employees and Directors of the Company and its Subsidiaries with additional incentives through the grant of Options to purchase common stock, par value US $0.01 per share of the Company (“Common Stock”), Stock Appreciation Rights (“SARs”), Restricted Stock, Stock Units, Cash Awards and/or Performance Awards, thereby increasing the personal stake of such Employees and Directors in the continued success and growth of the Company. The Plan is a continuation, and amendment and restatement, of the Company’s 2004 Omnibus Incentive Plan.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means the Compensation Committee of the Board or such other committee as designated by the Board.

“Authorized Officer” means the Chief Executive Officer or the Senior Vice President, Administration of the Company (or any other senior officer of the Company to whom the Administrator or such Authorized Officer shall delegate the authority to execute any Award Agreement or to carry out any actions, duties or other responsibilities under the Plan as may be permitted by applicable law and directed by the Administrator, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written or electronic notice or agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Administrator determines such agreement or notice is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Westlake Chemical Corporation, a Delaware corporation, or any successor thereto.

“Director” means an individual who is a member of the Board that is not an Employee of the Company or any of its Subsidiaries.

“Director Award” means any Option, Stock Appreciation Right or Stock Award granted, whether singly, in combination or in tandem, to a Director pursuant to such applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Administrator, may be awarded (i) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (ii) singly.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and actually becomes such an Employee within the following six months.

“Employee Award” means any Option, Stock Appreciation Right, Stock Award or Cash Award (including any Performance Award) granted, whether singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Administrator may establish in order to fulfill the objectives of the Plan.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Administrator, the price prevailing on the exchange at the time of exercise, (B) the mean between the highest and lowest sales price per share of such Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means a standard established by the Administrator, to determine in whole or in part whether a Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 7(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Administrator.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Administrator) granted to either an Employee or a Director.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

(a) Employees. Employees eligible for the grant of Employee Awards under this Plan are Employees, including Employees that may serve as a director of the Company.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Directors.

4. Common Stock Available for Awards. Subject to the provisions of Section 14 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights that may be exercised for or settled in Common Stock) an aggregate of 12,654,000 shares.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or otherwise in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate plan maximum or any sublimit set forth above and shall again immediately become available for Awards hereunder. If the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Administrator may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) This Plan shall be administered by the Administrator, except as otherwise provided herein.

(b) Subject to the provisions hereof, the Administrator shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Administrator shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Administrator may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Award. The Administrator may make an Award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Administrator. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Administrator deems necessary or desirable to further the Plan purposes. Any decision of the Administrator, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Administrator or Authorized Officer of the Company to whom the Administrator has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Administrator or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Administrator may authorize an Authorized Officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee of members of the Administrator to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Administrator may establish. The Administrator may also delegate to an Authorized Officer its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Administrator may establish. The Administrator may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

7. Awards.

(a) The Administrator shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Administrator, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Administrator in its sole discretion and, if required by the Administrator, shall be signed or affirmatively accepted by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of (subject to Sections 12 and 9(d)), or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Administrator, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, execution and compliance with contracts required by the Company for the position(s) held by the Participant, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance. Upon an Employee’s termination of employment, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Administrator.

(i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. A Director Award may be in the form of a Nonqualified Option. The term of the Option shall extend no more than 10 years after the Grant Date. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(ii) Stock Appreciation Rights. An Award may be in the form of an SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of an SAR shall be determined by the Administrator but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(iii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator.

(v) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below. The Administrator shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Administrator or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Administrator prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of Common Stock; market share; net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); net operating profit after tax (“NOPAT”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); financial measures (including but not limited to spreads, margin, meeting budget and unit revenue); cost measures or controls (including but not limited to conversion costs, controllable costs, procurement costs, freight costs and material savings); quality measures (including but not limited to product quality, scrap rate, prime production and complaints and returns); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, product cost, general and administrative expense and improvement in or attainment of expense levels); marketing and logistics measures (including but not limited to days of inventory, days sales outstanding, on time delivery or shipment and distribution rates); margins; stockholder value; proceeds from dispositions; total market value; reliability; productivity measures (including but not limited to on stream factor, operating rates, energy efficiency, yields and pounds per employee); corporate values measures (including ethics compliance, environmental, and safety) and debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Administrator in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Administrator must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Administrator.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Employee may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,500,000 shares of Common Stock (the limitation set forth in this clause (b)(i), together with the limitations set forth in clauses (b)(ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”);

(ii) no Employee may be issued, during any calendar year, more than 1,500,000 shares of Common Stock in connection with Stock Awards;

(iii) no Employee may be granted Awards consisting of Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $7,500,000; and

(iv) no Director may be granted Awards in any calendar year having a value as determined on the Grant Date, taken together with any cash fees paid by the Company to such Director in such calendar year, in excess of $1,000,000.

8. Non-United States Participants. The Administrator may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Administrator, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, any securities law, any governing statute, or any other applicable law.

9. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Administrator shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry account or in such other manner as the Administrator may determine.

(b) Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Administrator and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Awards.

(d) Substitution of Awards. Subject to Sections 12 and 14, at the discretion of the Administrator, an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type; provided, however, that no Option may be granted in exchange or in replacement of an Option having a higher exercise price.

10. Payment of Grant Price. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Administrator and elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Administrator may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Administrator may adopt additional rules and procedures regarding the payment of the Grant Price of Awards from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.

A Participant desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Administrator may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the Participant upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the Participant may retain the shares of Common Stock the ownership of which is attested.

11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by a cash payment to the Company or the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed.

13. Assignability. Unless otherwise determined by the Administrator and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Administrator as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another Company or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Administrator shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Administrator be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

18. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. Section 409A of the Code. It is intended that any Awards under the Plan that are subject to Section 409A of the Code satisfy the requirements of Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements, that Plan provision or Award will be reformed to the extent permissible under Section 409A of the Code with the intent to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

21. Effectiveness; Term. The Plan as amended and restated herein was adopted by the Board on February 17, 2017, subject to the approval of the Company’s stockholders at the 2017 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve the Plan as amended and restated herein at that time, this amendment and restatement of the Plan shall not be effective and the Company’s 2013 Omnibus Incentive Plan as amended and restated effective May 17, 2013 shall remain in effect. If the stockholders of the Company approve the Plan as amended and restated herein, the term of the Plan shall be extended to the date that is the tenth anniversary of such approval; provided, however, that if the stockholders of the Company should fail to so approve the Plan as amended and restated herein, the term of the Plan shall not be extended and no Awards shall be made after May 17, 2023, the tenth anniversary of the date stockholders previously approved the Plan.

WESTLAKE CHEMICAL CORPORATION ATTN: ASSISTANT TREASURER 201 POST OAK BLVD, SUITE 600 HOUSTON, TX 77056 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Class I Directors

Nominees 01 Dorothy C. Jenkins 02 Max L. Lukens

The Board of Directors recommends you vote FOR the following proposals:

2 To hold an advisory vote on named executive officer compensation.

3 To hold an advisory vote on the frequency of the advisory vote on named executive officer compensation.

4 To approve a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the maximum size of the Board of Directors to 15 directors.

5 To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

For Against Abstain 6 To amend and restate the 2013 Omnibus Incentive Plan to add an annual limit on compensation to non-employee directors and to re-approve the performance goals under such Plan.

NOTE: To act upon any other matters that may properly come before the annual meeting.

For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 JOB #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

0000317327_1 R1.0.1.15 0 2 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, is/ are available at www.proxyvote.com

WESTLAKE CHEMICAL CORPORATION Annual Meeting of Stockholders May 19, 2017 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George J. Mangieri and M. Joel Gray III, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESTLAKE CHEMICAL CORPORATION that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m. local time, on May 19, 2017, at the Westlake Center Annex, 2801 Post Oak Boulevard, Houston, TX 77056, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000317327_2 R1.0.1.15